PLACEMENT AGENT AGREEMENT


                                                 June 30, 2004


GRAVITAS, LLC.
145 E. 57th Street
10th Floor
New York, New York  10022

Ladies and Gentlemen:

       Pursuant to this Placement Agent Agreement (this "Agreement"), (i) UTIX GROUP, INC., a Delaware corporation (the "Company"), proposes to engage Gravitas, LLC as placement agent (the "Placement Agent") to assist the Company, on a "best efforts" basis, in the sale of up to an aggregate of 16,000,000 shares (the "Company Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock"), and (ii) each of the stockholders of the Company set forth in Schedule A hereto (the "Selling Stockholders"), acting severally and not jointly, propose to sell the respective number of shares of Common Stock (the "Selling Stockholders' Shares") set forth opposite the Selling Stockholders' names in Pre-Effective Amendment No. 2 to the Form SB-2
Registration Statement, dated June 17, 2004 (the "Registration Statement"), filed on this date with the Securities and Exchange Commission (the "Commission").

       In addition, the Company proposes to issue to you the Placement Agent's Warrant, referred to and defined in Section 10 hereof, to purchase certain additional shares of Common Stock.

       The aggregate of the Company Shares and the Selling Stockholders' Shares are herein collectively called the "Shares." The term "Company Counsel" shall mean the firm of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, counsel to the Company. Unless the context otherwise requires, all references herein to a "Section" shall mean the appropriate Section of this Agreement.

       The Company and the Selling Stockholders confirm the agreements made by them with respect the engagement of the Placement Agent and the sale of the Shares, as follows:

1.     REPRESENTATIONS   AND   WARRANTIES   OF  THE   COMPANY  AND  THE  SELLING
       STOCKHOLDERS.

A.     BY THE COMPANY

       The Company represents and warrants to, and agrees with, the Placement Agent that:

       (i) REGISTRATION STATEMENT; PROSPECTUS. A registration statement (File No.333-112745) on Form SB-2 relating to the public offering of the Shares (the "Offering"), including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder (the "Rules and Regulations"), and has been filed with the Commission under the Act. As used herein, the term "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 or Rule 424(a) of the Rules and Regulations. The Preliminary Prospectus bore the legend required by Item 501 of Regulation S-B under the Act and the Rules and Regulations. Such registration statement (including all financial statements, schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are herein respectively called the "Registration Statement" and the "Prospectus," except that (i) if the prospectus filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations shall differ from such final prospectus as then amended, then the term "Prospectus" shall instead mean the prospectus first filed pursuant to said Rule 424(b) or Rule 430A, and (ii) if such registration statement is amended or such prospectus is amended or supplemented after the effective date of such registration statement then (unless the context necessarily requires otherwise) the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include such prospectus as so amended or supplemented, as the case may be.

       (ii) CONTENTS OF REGISTRATION STATEMENT. On the Effective Date, and at all times subsequent thereto for so long as the delivery of a prospectus is required in connection with the offering or sale of any of the Shares, (a) the Registration Statement and the Prospectus shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and (b) neither the Registration Statement nor the Prospectus shall include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary or make statements therein in light of the circumstances in which they were made, not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for use in the preparation thereof. The Placement Agent represents and warrants to the Company that, to the extent funished in writing by the Placement Agent for inclusion in the Registration Statement and Prospectus, the statements set forth in the Prospectus with respect to stabilization, the material set forth under the caption "PLAN OF DISTRIBUTION," the information on the cover page of the Prospectus regarding the selling arrangements, is true and correct in all material respects and does not omit to state any material fact required to be stated therein or necessary to make statements therein, in light of the circumstances in which they were made, not misleading.

       (iii) ORGANIZATION, STANDING, ETC. The Company and each of its subsidiaries (the "Subsidiaries) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and corporate authority to own their properties and conduct their business as described in the Prospectus, and are duly qualified or licensed to do business as foreign corporations and are in good standing in each other jurisdiction in which the nature of their businesses or the character or location of their properties requires such qualification, except where failure so to qualify will not have a material adverse effect on the business, properties or financial condition of the Company or its Subsidiaries.

       (iv) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company as of the date of the Prospectus is as set forth in the Prospectus under the caption "CAPITALIZATION." The shares of Common Stock issued and outstanding on the Effective Date have been duly authorized, validly issued and are fully paid and non-assessable. No options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company, except as expressly described in the Prospectus. The Shares conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

       (v) SHARES. The Shares and the Placement Agent's Warrant have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, or the Placement Agent's Warrant, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of any of the Shares or the Placement Agent's Warrant as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company, except as described in the Registration Statement.

       (vi) AUTHORITY, ETC. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due execution of this Agreement by the other parties hereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms. The Company has full right, power and lawful authority to authorize, issue and sell the Shares and the Placement Agent's Warrant on the terms and conditions set forth herein. All consents, approvals, authorizations and orders of any court or governmental authority which are required in connection with the authorization, execution and delivery of this Agreement, the authorization, issue and sale of the Shares and the Placement Agent's Warrant, and the consummation of the transactions contemplated hereby have been obtained.

       (vii) NO CONFLICT. Except as described in the Prospectus, the Company is not in violation, breach or default of or under, and consummation of the transactions hereby contemplated and fulfillment of the terms of this Agreement will not conflict with or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any material contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary may be bound or to which any of the property or assets of the Company or its Subsidiary is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-laws of the Company or its Subsidiary, as amended to date, or any statute or any order, rule or regulation applicable to the Company or its Subsidiary, or of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or its Subsidiary.

       (viii) ASSETS.  Subject to the  qualifications  stated in the Prospectus:
(a) each of the Company and its Subsidiary have good and marketable title to all properties and assets described in the Prospectus as owned by them, including without limitation intellectual property, free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially affect the value of such properties or assets and do not materially interfere with the use made or proposed to be made of such assets or properties by the Company and/or its Subsidiary or are not materially significant or important in relation to the business of the Company or its Subsidiary; (b) all of the material leases and subleases under which the Company and/or its Subsidiary is the lessor or sublessor of properties or assets or under which the Company and/or its Subsidiary holds properties or assets as lessee or sublessee, as described in the Prospectus, are in full force and effect and, except as described in the Prospectus, the Company and/or its Subsidiary are not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by any party adverse to the rights of the Company and/or its Subsidiary as lessor, sublessor, lessee or sublessee under any such lease or sublease, or affecting or questioning the right of the Company and/or its Subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease, except as described or referred to in the Prospectus; and (c) each of the Company and its Subsidiary owns or leases all such assets and properties, described in the Prospectus, as are necessary to their operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

       (ix) LNDEPENDENT ACCOUNTANTS. Vitale, Caturano & Company, PC, independent accountants who have given their report on certain financial statements filed with the Commission as a part of the Registration Statement and which are included in the Prospectus, are with respect to the Company and its Subsidiary, independent public accountants as required by the Act and the Rules and Regulations.

       (x) FINANCIAL STATEMENTS. The financial statements, together with related notes, set forth in the Registration Statement and the Prospectus present fairly the financial position, results of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiary on the basis stated in the Registration Statement, at the respective  dates and for the  respective  periods  to which  they  apply.  Such financial statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except to the extent disclosed therein. The Summary Historical Financial Information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus.

        (xi) NO MATERIAL CHANGE. Except as otherwise set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor its Subsidiary have: (i) incurred any material liability or obligation, direct or contingent, or entered into any material transaction other than in the ordinary course of business; (ii) effected or experienced any change in its capital stock or incurred any long-term debt, (iii) issued any options, warrants or other rights to acquire its capital stock; (iv) declared, paid or made any dividend or distribution of any kind on its capital stock; or (v) effected or experienced any material adverse change, or development involving a prospective material adverse change, in its financial position, net worth, results of operations, business or business prospects, assets or properties or key personnel.

        (xii) LITIGATION. Except as set forth in the Prospectus, there is not now pending nor, to the knowledge of the Company or its Subsidiary, threatened, any action, suit or proceeding (including any related to environmental matters or discrimination on the basis of age, sex, religion or race), whether or not in the ordinary course of business, to which the Company or its Subsidiary is a party or its business or property is subject, before or by any court or governmental authority, which, if determined adversely to the Company or its Subsidiary, would have a material adverse effect on the financial position, net worth, or results of operations, business or business prospects, assets or property of the Company or its Subsidiary; and no labor disputes involving the employees of the Company or its Subsidiary exist which would materially adversely affect the business, property, financial position or results of operations of the Company or its Subsidiary.

        (xiii)  NO UNLAWFUL  PROSPECTUSES.  The Company has not  distributed any prospectus or other offering material in connection with the Offering contemplated herein, other than any Preliminary Prospectus, the Prospectus or other material permitted by the Act and the Rules and Regulations.

        (xiv) TAXES. Except as disclosed in the Prospectus, each of the Company and its Subsidiary have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes shown as due thereon on or before the date such taxes are due to be paid; and there is no tax deficiency which has been or, to the knowledge of the Company or its Subsidiary, might be asserted against the Company or its Subsidiary.

        (xv) LICENSES, ETC. Each of the Company and its Subsidiary have in effect all necessary licenses, permits and other governmental authorizations currently required for the conduct of their businesses or the ownership of their property, as described in the

Prospectus, and are in all material respects in compliance therewith. Each of the Company and its Subsidiary owns or possesses adequate rights to use all material patents, patent applications, trademarks, mark registrations, copyrights and licenses disclosed in the Prospectus and/or which are necessary for the conduct of such business, and except as disclosed in the Prospectus neither the Company nor its Subsidiary have received any notice of conflict with the asserted rights of others in respect thereof. To the knowledge of the Company, none of the activities or business of the Company and its Subsidiary is in violation of, or would cause the Company or its Subsidiary to violate, any law, rule, regulation or order of the United States, any country, state, county or locality, the violation of which would have a material adverse effect upon the financial position, net worth, results of operations, business or business prospects, assets or property of the Company.

        (xvi) NO PROHIBITED PAYMENTS. The Company has not, directly or indirectly at any time: (i) made any contribution to any candidate for political office, or failed to disclose fully any such contribution in violation of law; or (ii) made any payment to any federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The internal accounting controls and procedures of the Company are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

        (xvii) TRANSFER TAXES. On the Closing Dates (as defined in Section 2(d) hereof), all transfer and other taxes (including franchise, capital stock and other taxes, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the sale of the Shares by the Placement Agent hereunder shall have been fully paid or provided for by the Company and the Selling Stockholders, and all laws imposing such taxes shall have been fully complied with.

        (xviii) EXHIBITS. All contracts and other documents of the Company which, under the Rules and Regulations, are required to be filed as exhibits to the Registration Statement have been so filed.

        (xix) STOCKHOLDER AGREEMENTS, REGISTRATION RIGHTS. Except as described in the Prospectus, no security holder of the Company has any rights with respect to the purchase, sale or registration of any Shares, and all registration rights with respect to the Offering have been waived or complied with.

        (xx) NO STABILIZATION OR MANIPULATION. The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares hereunder.

        (xxi) NO FINDERS. As of the date hereof, except for this Agreement and any other agreements with the Placement Agent, the Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

B.      BY THE SELLING STOCKHOLDERS

        (i) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, the Placement Agent as of the date hereof, the name and number of Selling Stockholders' Shares set forth in the Registration Statement under the caption "SELLING STOCKHOLDERS" is accurate, and such Selling Stockholder has and will have, at the Effective Date, good and marketable title to the Selling Stockholders' Shares to be sold by such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity, created by or arising through the Selling Stockholder; such Selling Stockholder has full right, power and authority to sell, his, her or its Selling Stockholders' Shares.

        (ii) For a period of one year from the Effective Date of the Registration Statement, such Selling Stockholder will not, without the prior written consent of the Company, directly or indirectly, offer to sell, grant any option for the sale of, or otherwise dispose of (collectively, "Transfer"), any of the Selling Stockholders' Shares or any other shares of Common Stock of the Company or any securities exercisable or convertible into Common Stock owned by such Selling Stockholder or with respect to which such Selling Stockholder has the power of disposition. Notwithstanding the foregoing, by its execution of this Agreement, The Rubin Family Irrevocable Stock Trust agrees that it will not Transfer an aggregate of 1,825,000 of its Selling Stockholders' Shares prior to November 13, 2005.

        (iii) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security or the Company to facilitate the sale or exercise of the Shares.

2.      SALE OF THE SHARES.

        (a) The Company Shares that shall be sold by the Placement Agent for the benefit of the Company pursuant to this Agreement shall be sold during the offering period set forth in the Registration Statement at a selling price per share of not less than $0.35 and not more than $0.65 per Company Share (the "Selling Price"). NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXPRESS OR IMPLIED, CONTAINED IN THIS AGREEMENT, IT IS EXPRESSLY UNDERSTOOD AND AGREED BY THE COMPANY AND THE SELLING STOCKHOLDERS THAT THE PLACEMENT AGENT IS ACTING ONLY AS AGENT FOR THE COMPANY AND IS NOT PURCHASING OR OBLIGATING ITSELF TO PURCHASE ANY OF THE COMPANY SHARES, WHETHER FOR RESALE OR OTHERWISE. ALL SALES OF COMPANY SHARES EFFECTED BY OR THROUGH THE PLACEMENT AGENT SHALL BE ON A "BEST EFFORTS" BASIS ONLY, AND NEITHER THE PLACEMENT AGENT NOR ANY OF ITS EQUITY OWNERS, OFFICERS, MEMBERS, DIRECTORS OR AFFILIATES SHALL HAVE ANY OBLIGATION TO PURCHASE OR OTHERWISE CONSUMMATE SALES OF ANY SPECIFIC NUMBER OR DOLLAR AMOUNT OF THE COMPANY SHARES.

UNLESS EXPRESSLY REQUESTED IN WRITING BY A SELLING STOCKHOLDER, THE PLACEMENT AGENT SHALL NOT UNDERTAKE TO SELL ANY SELLING STOCKHOLDERS SHARES.

        (b) The Placement Agent shall be entitled to deduct form any Company Shares sold by or through the Placement Agent a commission equal to ten percent (10%) of the product of the number of such Company Shares sold, multiplied by the applicable Selling Price per share (the "Placement Agent's Commissions"). Such Placement Agent's Commissions shall be inclusive of any related commissions, fees or other payments payable to any other broker/dealers or other persons legally entitled to received commissions who, at the request of the Placement Agent, has assisted or shall assist the Placement Agent in the sale of the Company Shares (the "Co-Brokerage Commissions"); all of which Co-Brokerage Commissions shall be deducted from the Placement Agent's Commissions otherwise payable to the Placement Agent hereunder.

        (c) Notwithstanding the provisions of Section 2(b) above, the Placement Agent shall not be entitled to receive Placement Agent's Commission in respect of (i) the sale of any Company Shares sold by officers, directors, stockholders or other Affiliates of the Company, unless otherwise expressly directed in writing by the Company, or (ii) the sale of any of the Selling Stockholders' Shares, unless expressly requested in writing by a Selling Stockholder.

3. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Placement Agent that:

(a)     REGISTRATION.

        (i) The Company shall use its best effort to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, shall so advise you and shall not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy, or to which you or Placement Agent's Counsel shall have objected in writing, or which is not in compliance with the Act and the Rules and Regulations.

        (ii) Promptly after you or the Company shall have been advised thereof, you shall advise the Company or the Company shall I advise you, as the case may be, and confirm such advice in writing, of (A) the receipt of any comments of the Commission, (B) the effectiveness of any post-effective amendment to the Registration Statement, (C) the filing of any supplement to the Prospectus or any amended Prospectus, (D) any request made by the Commission for amendment of the Registration Statement or amendment or supplementing of the Prospectus, or for additional information with respect thereto, or (E) the issuance by the Commission or any state or regulatory body of any stop order or other order denying or suspending the effectiveness of the Registration Statement, or preventing or suspending the use of any Preliminary Prospectus, or suspending the qualification of the Shares for offering in any jurisdiction, or otherwise preventing or impairing the Offering, or the institution or threat of any proceeding for any of such purposes. The Company and you shall not acquiesce in such order or proceeding, and shall instead actively defend such order or proceeding at its sole expense, unless the Company and you agree in writing to such acquiescence.

        (iii) The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Placement Agent and selected dealers to use the Prospectus in connection with the sale of the Shares for such period as in the opinion of Placement Agent's Counsel the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a prospectus is required under the Act to be delivered in connection with sales by the Placement Agent or a dealer, of any event of which the Company has knowledge and which materially affects the Company or the Shares, or which in the opinion of Company Counsel or of Placement Agent's Counsel should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Prospectus in order to make the statement made therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Shares, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company shall notify you promptly and forthwith prepare and furnish to the Placement Agent copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of each such amendment to the Registration Statement, amended
Prospectus or supplement to be attached to the Prospectus shall be without expense to the Placement Agent. If the Placement Agent is required, in connection with the sale of the Shares, to deliver a prospectus nine months or more after the Effective Date, the Company shall upon your request, amend the Registration Statement and amend or supplement the Prospectus, or file a new registration statement, if necessary, and furnish the Placement Agent with reasonable quantities of prospectuses complying with section 10(a)(3) of the Act.

        (iv) The Company will deliver to you at or before the two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon your order, from time to time until the Effective Date as many copies of any Preliminary Prospectus filed with the commission prior to the Effective Date as you may reasonably request. The Company will deliver to you on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Placement Agent may from time to time reasonably request.

        (v)     The  Company   shall   comply  with  the  Act,   the  Rules  and
Regulations, and the Shares Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder in connection with the offering and issuance of the Shares in all material respects.

(b) BLUE SKY. The Company shall, at its own expense, use its best efforts to qualify or register the Shares for sale (or obtain an exemption from registration) under the securities or "blue sky" laws of such jurisdictions as you may designate, and shall make such applications and furnish such information to Placement Agent's Counsel as may be required for that purpose, and shall comply with such laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares. The Company shall bear all of the expense of such qualifications and registrations, including without limitation the legal fees and disbursements of Placement Agent's Counsel, which fees, exclusive of disbursements, shall not exceed $15,000 (unless otherwise agreed). After each Closing Date the Company shall, at its own expense, from time to time prepare and file such statements and reports as may be required to continue each such qualification (or maintain such exemption from registration) in effect for so long a period as required by law, regulation or administrative policy in connection with the offering of the Shares. In addition, the Company shall engage Placement Agent's Counsel to provide the Placement Agent, at the Closing and quarterly thereafter, until such time as the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ/NMS or the NASD Over-the-Counter Bulletin Board, with a memorandum, setting forth those states in which the Common Stock may be traded in non-issuer transactions under the Blue Sky laws of the 50 states. The Company shall pay such counsel a one-time fee of $7,500 at the Closing for such opinions.

(c) PROSPECTUS COPIES. The Company shall deliver to you on or before the First Closing Date a copy of the Registration Statement including all financial statements, schedules and exhibits filed therewith, and of all amendments thereto. The Company shall deliver to or on the order of the Placement Agent, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the
Placement  Agent may  reasonably  request.  The  Company  shall  deliver  to the
Placement Agent on the Effective Date, and thereafter for so long as a prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Placement Agent may from time to time reasonably request.

(d) AMENDMENTS AND SUPPLEMENTS. The Company shall, promptly upon your request, prepare and file with the Commission any amendments to the Registration Statement, and any amendments or supplements to the Preliminary Prospectus or the Prospectus, and take any other action which in the reasonable opinion of Placement Agent's Counsel and Company Counsel may be reasonably necessary or advisable in connection with the distribution of the Shares, and shall use its best efforts to cause the same to become effective as promptly as possible.

(e) CERTAIN MARKET PRACTICES. The Company has not taken, and shall not take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale thereof.

(f) CERTAIN REPRESENTATIONS. Neither the Company nor any representative of the Company has made or shall make any written or oral representation in connection with the Offering and sale of the Shares or the Placement Agent's Warrant that is not contained in the Prospectus, which is otherwise inconsistent with or in contravention of anything contained in the Prospectus, or which shall constitute a violation of the Act, the Rules and Regulations, the Exchange Act or the rules and regulations promulgated under the Exchange Act.

(g) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Shares substantially for the purposes set forth in the Prospectus under the caption "USE OF PROCEEDS," and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

(h) EXCHANGE LISTINGS, ETC. The Company shall immediately make all filings required to seek approval for the quotation of the Shares on the NASD Over-the-Counter Bulletin Board ("OTC-BB") and shall use its best efforts to effect and maintain such approval for at least five years from the Effective Date. Within 10 days after the Effective Date, the Company shall also use its best efforts to list itself in Moody's OTC Industrial Manual, Standard & Poor's or other recognized securities manual acceptable to the Placement Agent and to cause such listing to be maintained for five years from the Effective Date.

(i) BOARD OF DIRECTORS. For a period of five (5) years from the Effective Date, the Company shall allow an observer designated by the Placement Agent and reasonably acceptable to the Company, to receive notice of and to attend all meetings of the Board of Directors of the Company and shall be compensated in the same manner as are non-employee directors of the Company. The Company shall hold at least four (4) meetings per year and the observer will be indemnified by the Company against any claims arising out of his participation at Board Meetings and shall be compensated for all reasonable travel and lodging expenses incurred.

(j) PERIODIC REPORTS. For so long as the Company is a reporting company under section 12(g) or section 15(d) of the Exchange Act, the Company shall, at its own expense, furnish to its stockholders an annual report (including financial statements audited by certified public accountants) in reasonable detail. In addition, during the period ending five years from the date hereof, the Company shall, at its own expense, furnish to you: (i) within 90 days of the end of each fiscal year, a balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, together with statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of certified public accountants; (ii) as soon as they are available, a copy of all reports (financial or otherwise) distributed to security holders; (iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other information as you may from time to time reasonably request. The financial statements referred to herein shall be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally.

(k) STOCK TRANSFER SHEETS. The Company shall instruct its transfer agent to deliver to you copies of all advance sheets showing the daily transfer of the outstanding shares of Common Stock sold by the Company in the public offering and shall, at its own expense, furnish you with Depository Trust Company stock transfer sheets on a weekly basis for the period ending three (3) years from the First Closing Date.

(l) PUBLIC RELATIONS. Prior to the Effective Date the Company shall have retained a public relations firm reasonably acceptable to you, and shall continue to retain such firm, or an alternate firm reasonably acceptable to you, for a period of two years.

(m) BOUND VOLUMES. Within 120 days from the First Closing Date, the Company shall deliver to you, at the Company's expense, two bound volumes in form and content acceptable to you, containing the Registration Statement and all exhibits filed therewith and all amendments thereto, and all other agreements, correspondence, filings, certificates and other documents filed and/or delivered in connection with the Offering.


4. CONDITIONS TO PLACEMENT AGENT'S OBLIGATIONS. The agreement of the Placement Agent to use its best efforts to sell the Company Shares is subject to the accuracy (as of the date hereof and as of each Closing Date) of and compliance with the representations and warranties of the Company and the Selling Stockholders contained herein, the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder and the following further conditions:

(a) EFFECTIVE REGISTRATION STATEMENT; NO STOP ORDER. The Registration Statement shall have become effective and you shall have received notice thereof not later than 6:00 p.m., New York time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing. In addition, on each Closing Date (i) no stop order denying or suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission, and (ii) all requests on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Placement Agent's Counsel.

(b) OPINION OF COMPANY COUNSEL. On the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Company Counsel, in form and substance satisfactory to the Placement Agent's Counsel, to the effect that:

        (i) the Company and its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full corporate power and authority to own their properties and conduct their business as described in the Prospectus, and are duly qualified or licensed to do business as foreign corporations and are in good standing in each other jurisdiction in which the nature of their business or the character or location of their properties requires such qualification, except where failure to so qualify will not have a material adverse effect on the business, properties or financial condition of the Company or its Subsidiaries;

        (ii) (A) the authorized capitalization of the Company as of the date of the Prospectus was as is set forth in the Prospectus under the caption "CAPITALIZATION;" (B) all of the shares of capital stock now outstanding have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Prospectus, have not been issued in violation of the preemptive rights of any stockholder and, except as described in the Prospectus, are not subject to any restrictions upon the voting or transfer thereof; (C) all have been duly authorized and, when issued and delivered to the Placement Agent against payment therefor as provided herein, shall be validly issued, fully paid and non-assessable, shall not have been issued in violation of the preemptive rights of any stockholder, and no personal liability shall attach to the ownership thereof; (D) the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or purchase, and except for the transfer restrictions imposed by Rule 144 of the Rules and Regulations promulgated under the Act or contained in the Lock-up Agreements executed with the Placement Agent, there are no restrictions upon the voting or transfer of, any of the Shares; (E) the Shares and the Placement Agent's Warrant conform in all material respects to the respective descriptions thereof contained in the Prospectus; (F) all issuances of the Company's securities have been made in compliance with, or under an exemption from, the Act and applicable state securities laws; (G) a sufficient number of shares of Common Stock has been reserved, for all times when the Placement Agent's Warrant is outstanding, for issuance upon exercise of the Placement Agent's Warrant; and (H) to the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been effectively waived or satisfied or described in the Prospectus, for or relating to the registration of any securities of the Company;

        (iii) the certificates evidencing the Shares are each in valid and proper legal form;

        (iv) this Agreement and the Placement Agent's Warrant have been duly and validly authorized, executed and delivered by the Company and (assuming due execution and delivery thereof by the Placement Agent all of such agreements are, or when duly executed shall be, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms (except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally); provided, however, that no opinion need to be expressed as to the enforceability of the indemnity provisions contained in Section 6 or the contribution provisions contained in Section 7;

        (v) to the knowledge of such counsel, other than as described in the Prospectus (A) there is no pending, threatened or contemplated legal or governmental proceeding affecting the Company which could materially and adversely affect the business, property, operations, condition (financial or otherwise) or earnings of the Company, or which questions the validity of the Offering, the Shares, this Agreement, the Placement Agent's Warrant or the Financial Consulting Agreement or of any action taken or to be taken by the Company pursuant thereto; and (B) there is no legal or governmental regulatory proceeding required to be described or referred to in the Registration Statement which is not so described or referred to;

        (vi) to the knowledge of such counsel, (A) the Company is not in violation of or in default under this Agreement or the Placement Agent's Warrant; and (B) to the knowledge of such counsel, the execution and delivery hereof and thereof and consummation of the transactions herein or therein contemplated shall not result in a material violation of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company, both as amended to date, or any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which the assets of the Company is bound, or any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court applicable to the Company;

        (vii) the Registration Statement has become effective under the Act, and to the knowledge of such counsel, no stop order denying or suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that or any similar purpose have been instituted or are pending before or threatened by the Commission;

        (viii) the Registration Statement and the Prospectus (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which counsel need not express an opinion) comply as to form in all material respects with the Act and the Rules and Regulations;

        (ix) the statements in the Registration Statement and the Prospectus under the captions "Risk Factors," "Use of Proceeds," "Business," "Management," and "Description of Shares," which purport to summarize the provisions of agreements, licenses, statutes or rules and regulations, have been reviewed by such counsel and are accurate summaries in all material respects; and

        (x) except for registration under the Act and registration or qualification of the Shares under applicable state or foreign securities or blue sky laws, no authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with: (A) the authorization, issuance, sale, transfer or delivery of the Shares by the Company and the Selling Stockholders in accordance with this Agreement; (B) the execution, delivery and performance of this Agreement by the Company and the Selling Stockholders or the taking of any action contemplated herein; (C) the issuance of the Placement Agent's Warrant in accordance with this Agreement or the Shares issuable upon exercise thereof; or the taking of any action contemplated herein.

Such opinion shall also state that Company Counsel's examination of the Registration Statement and its discussions with the Company and its independent auditors did not disclose any information which gives Company Counsel reason to believe that the Registration Statement (other than the financial statements and other financial and statistical information as to which counsel need not express an opinion) at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the schedules, financial statements and other financial and statistical information as to which no view is expressed) at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and other financial and statistical information as to which counsel need not express an opinion) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering such opinion, Company Counsel may rely as to matters of fact upon certificates of officers of the Company, and of public officials, and may rely as to all matters of law other than the law of the United States and the General Corporation law of the State of Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled so to rely.

(c) CORPORATE PROCEEDINGS. All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory to or approved by Placement Agent's Counsel.

(d) BRING DOWN . At the Effective Date, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated or which they were made, not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, property, operations, condition (financial or otherwise), earnings, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration

Statement and Prospectus indicate might occur after the Effective Date, and the Company shall not have incurred any material liabilities or entered into any material agreement other than as referred to in the Registration Statement and Prospectus other than in the ordinary course of business; and (iv) except as set forth in the Prospectus, no action, suit or proceeding shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, operations, condition (financial or otherwise), earnings or general affairs of the Company.

If any of the conditions herein provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the Placement Agent under this Agreement may be canceled at, or at any time prior to the Effective Date by your notifying the Company of such cancellation in writing or by telecopy at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Placement Agent, except as otherwise provided herein.

5. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company and the Selling Stockholders to sell the Shares are subject to the following conditions:

(a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than 6:00 p.m. Eastern time, on or before July 15, 2004, or at such later time or on such later date as the Company and you may agree in writing.

(b) NO STOP ORDER. On the applicable Closing Date, no stop order denying or suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

6.      INDEMNIFICATION.

(a) INDEMNIFICATION BY THE COMPANY. As used in this Agreement, the term "Liabilities" shall mean any and all losses, claims, damages and liabilities, and actions and proceedings in respect thereof (including without limitation all reasonable costs of defense and investigation and all attorneys' fees) including without limitation those asserted by any party to this Agreement against any other party to this Agreement. The Company and the Selling Stockholders hereby indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Act, from and against all Liabilities, joint or several, to which the Placement Agent or such controlling person may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact, in light of the circumstances in which it was made, contained in (A) the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or (B) any "blue sky" application or other document executed by the Company specifically for that purpose, or based upon written information furnished by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being herein called a "Blue Sky Application"); or (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which it was made, not misleading; provided, however, that the Company and the Selling Stockholders shall not be liable in any such case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission (x) made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of the Placement Agent specifically for use in the preparation of the Registration Statement or any such amendment thereto, or the Prospectus or any such Preliminary Prospectus, or any such amendment or supplement thereto, or any such Blue Sky Application or (y) corrected by the final Prospectus and the failure of the Placement Agent to deliver the final Prospectus. The foregoing indemnity shall be in addition to any other liability, which the Company may otherwise have.

(b) INDEMNIFICATION BY PLACEMENT AGENT. The Placement Agent hereby indemnifies and holds harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, and the Selling Stockholders from and against all Liabilities to which the Company or any such director, nominee, officer or controlling person and/or the Selling Stockholders may become subject under the Act or otherwise, insofar as such Liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through you, by or on behalf of the Placement Agent, specifically for use in the preparation thereof. In no event shall the Placement Agent be liable under this Section 6(b) for any amount in excess of the compensation received by such Placement Agent, in the form of underwriting discounts or otherwise, pursuant to this Agreement or any other agreement contemplated hereby. The foregoing indemnity shall be in addition to any other liability, which any Placement Agent may otherwise have.

(c)     PROCEDURE . Promptly  after receipt by an  indemnified  party under this
Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6 unless the rights of the indemnifying party have been prejudiced by such omission or delay. In case any, such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions hereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party or that the indemnified and indemnifying party have conflicting interests which would make it inappropriate for the same counsel to represent both of them (in which case the indemnifying party shall have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

7. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (a) any indemnified party makes claims for indemnification pursuant to Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (b) contribution under the Act may be required on the part of any indemnified party, then such indemnified party and each indemnifying party (if more than one) shall contribute to the aggregate Liabilities to which it may be subject, in either such case (after contribution from others) in such proportions  that the  Placement  Agent is  responsible  for the portion of such
Liabilities represented by the percentage that the underwriting discount per Share appearing on the cover page of the Prospectus bears to the public offering price per Share, appearing thereon, and the Company and/or the Selling Stockholders shall be responsible for the remaining portion; provided, however, that if such allocation is not permitted by applicable law, then the relative fault of the Company, the Selling Stockholders and the Placement Agent in connection with the statements or omissions which resulted in such Liabilities and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, the Selling Stockholders, or the Placement Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Placement Agent agree that it would not be just and equitable if the respective obligations of the Company, the Selling Stockholders, and the Placement Agent to contribute pursuant to this Section 7 were to be determined by PRO RATA OR PER CAPITA allocation of the aggregate Liabilities or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7. However, the contribution of the Placement Agent shall not be in excess of the cash compensation received by the Placement Agent, in the form of underwriting discounts or otherwise, pursuant to this Agreement or any other agreement contemplated hereby. No person guilty of a fraudulent misrepresentation (within the meaning of section 11 (f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this Section 7, the term "Company" shall include any officer, director or person who controls the Company within the meaning of section 15 of the Act. If the full amount of the contribution specified in this Section 7 is not permitted by law, then each indemnified party and each person who controls an indemnified party shall be entitled to contribution from each indemnifying party to the fullest extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under section 11 of the Act other than the Company and the Placement Agent. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

8.      COSTS AND EXPENSES.

(a) CERTAIN COSTS AND EXPENSES. Whether or not this Agreement becomes effective or the Placement Agent consummates the sale of any Company Shares, the Company shall pay all costs and expenses incident to the issuance, offering, sale and delivery of the Shares and the performance of its obligations under this Agreement, including without limitation: (i) all fees and expenses of the Company's legal counsel and accountants; (ii) all costs and expenses incident to the preparation, printing, filing, distribution and mailing of the Registration Statement (including the financial statements contained therein and all exhibits and amendments thereto), each Preliminary Prospectus and the Prospectus, each as amended or supplemented, this Agreement and the other underwriting documents, as well as the other agreements and documents referred to herein and the Blue Sky Memorandum; each in such quantities as you shall deem necessary; (iii) all fees of NASD required in connection with the filing required by NASD to be made by the Placement Agent with respect to the Offering; (iv) all expenses, including fees (but not in excess of the amount set forth in Section 3(b) and disbursements of Placement Agent's Counsel in connection with the qualification of the Shares under the "blue sky" laws which you shall designate; (v) all costs and expenses of printing the respective certificates representing the Shares; (vi) the expense of placing one or more "tombstone" advertisements or promotional materials as directed by you and of Offering memorabilia; (vii) all costs and expenses associated with due diligence meetings and presentations (including the payment for road show conference centers); (viii) any and all taxes (including without limitation any transfer, franchise, capital stock or another tax imposed by any jurisdiction) on sales of the Shares to the Placement Agent hereunder; and (ix) all costs and expenses incident to the furnishing of any amended Prospectus or any supplement to be attached to the Prospectus as required by Sections 3(a) and 3(d), except as otherwise provided by said Sections.

(b) NO FINDERS. No person is entitled either directly or indirectly to compensation from the Company, the Placement Agent or any other person for services as a finder in connection with the Offering, and the Company hereby indemnifies and holds harmless the Placement Agent, and the Placement Agent hereby indemnifies and holds harmless the Company from and against all Liabilities, joint or several, to which the indemnified party may become subject insofar as such Liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to a finder's fee in connection with the Offering by reason of such person's or entity's influence or prior contact with the indemnifying party. Notwithstanding the foregoing, the Placement Agent shall be solely responsible to pay any finders' or related fees to Howard Effron or his affiliates.

9. TERMINATION. The Agreement shall become effective on the first full business day following the Effective Date. This Agreement may be terminated by either the Company or the Placement Agent at any time before the Effective Date, and may be terminated by the Company at any time upon five (5) days notice to the Placement Agent at any time after the Effective Date.

10. PLACEMENT AGENT'S WARRANT. On the completion of the Offering Period (being 90 days after the Effective Date of the Registration Statement), the Company shall issue and sell to you, for a total purchase price of $10.00, and upon the terms and conditions set forth in the form of Placement Agent's Warrant filed as an exhibit to the Registration Statement, a warrant (the "Placement Agent's Warrant") entitling you to purchase that number of shares of Company Common Stock as shall equal 10% of the number of Company Shares sold by or through the direct efforts of the Placement Agent and for which you shall be entitled to receive commissions hereunder. The per share exercise price of the shares of Common Stock issuable upon full or partial exercise price of the Placement Agent's Warrants shall be 110% of the average per share price of the Company Shares sold in the Offering. In the event of conflict in the terms of this Agreement and the Placement Agent's Warrant, the terms and conditions of the Placement Agent's Warrant shall control.

11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, the Selling Stockholders and the

Placement Agent set forth in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any other party, and shall survive the Offering Period and the termination of this Agreement. The Company and the Selling Stockholders hereby indemnify and hold harmless the Placement Agent from and against all Liabilities, joint or several, to which the Placement Agent may become subject insofar as such Liabilities arise out of or are based upon the breach or failure of any of the representations, warranties or agreements of the Placement Agent hereunder.

12. NOTICES. All communications hereunder shall be in writing and, except as otherwise expressly provided herein, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at the address first set forth above, to the attention of the President, with a copy sent to Stephen A. Weiss, Esq., Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, 101 East 52nd Street, New York, New York 10022; or if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed to it at Utix Group, Inc., 170 Cambridge Street, Burlington, MA 01803,
Attention: Anthony G. Roth, President.

13. PARTIES IN INTEREST. This Agreement is made solely for the benefit of the Placement Agent, the Selling Stockholders, the Company, and, to the extent expressed, any person controlling the Company or the Placement Agent, as the case may be, and the directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such, from the Placement Agent of the Shares.

14. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

15. DISPUTE RESOLUTION. (a) If there shall occur any dispute as to the interpretation or application of this Agreement, and such dispute or difference has not been settled within thirty (30) days or within such other period as the Company and the Placement Agent may agree in writing, then such dispute or difference shall be submitted to final and binding arbitration to JAMS or End-Dispute before a three-person panel of arbitrators who shall be either (i) retired federal judges, or (ii) other persons experienced in resolving commercial disputes and who are acceptable to both the Company and the Placement Agent (the "Arbitration"). Any such Arbitration shall be held in New York, New York. The panel of arbitrators shall be selected within twenty (20) days of submission of such dispute to Arbitration. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than ninety (90) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, Arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

        (b) In connection with any Arbitration pursuant to this Section 15, the arbitrators shall, as part of their award, allocate the fee of the Arbitration, including all fees of the arbitrators, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

        (c) Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed. Any award shall be final and not subject to appeal and the Parties hereby waive all challenge to any award by the arbitrators under this Section 9.12. The decision of the arbitrators shall be final and binding on the Parties and may be presented by either Party for enforcement in any court of competent jurisdiction. In any such enforcement action, irrespective of where it is brought, neither party will (and the parties hereby waive any right to) seek to invalidate or modify the decision of the arbitrators or otherwise to invalidate or circumvent the procedures set forth in this Section 15. Each party acknowledges that its agreements set forth in this Section 15 are material inducements for the other party or parties to execute, deliver and perform this Agreement. Further, the parties understand and agree that the provisions of this
Section 15 may be specifically enforced by injunction or otherwise in any court of competent jurisdiction.

16. COUNTERPARTS. This Agreement may be executed in two or more counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[the balance of this page intentionally left blank - signature page follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the parties in accordance with its terms.


                                Very truly yours,

                                UTIX GROUP, INC..


                                By:____________________________________
                                   Name:
                                   Title:



Accepted as of the date
first above written:

GRAVITAS, LLC.


By: ____________________________
    Name:
    Title:

                              SELLING STOCKHOLDERS


         NAME                    SHARES OWNED   SHARES OFFERED     SIGNATURE

Steve Apesos                        612,770        612,770

Charles Lieppe                      316,621        316,621

Gerald Roth                       1,535,517        325,584

Paul Avery Jr
Revocable Trust                      57,142         57,142

Mort Goulder                        525,001        525,001

George Schwenk                      142,858        142,858

James Kendall                       285,714        285,714

Michael Okun                        745,000        745,000

Phil St. Germain                    382,143        382,143

Robert Dmitrenko                     95,714         95,714

Scott Dmitrenko                      38,571         38,571

William Dumaine &
Cheryl Dumaine                      142,858        142,858

Walter Hemming                      285,714        285,714

Binoy Singh                          28,572         28,572

Varinder Singh                       28,572         28,572

Farooq Chaudry                       85,714         85,714

Rubin Family Irrevocable
Stock Trust                       1,012,500      1,012,500

Rubin Family Irrevocable
Stock Trust                       1,825,000      1,825,000

         NAME                    SHARES OWNED   SHARES OFFERED     SIGNATURE

Charles Warshaw Family
Limited Partnership                 819,643        819,643

Mark Bolender and                   192,857        192,857
Jolene Bolender

Norman Friedman                      96,429         96,429

Peter J. Flatow                      50,000         50,000

John Snyder                          38,571         38,571

Morris Effron                        38,571         38,571

Dani Kline                           38,571         38,571

Edward Clifford                      75,000         75,000

George Georgiafanids                 10,000         10,000

Mathers Associates                  100,000        100,000

Capital Access Group, Ltd.          100,000        100,000

Stephen A. Weiss                    196,429        196,429

Jay Kaplowitz                        87,500         87,500

Arthur Marcus                        37,500         37,500

Roth Financial Group              1,961,919        510,000

William Fenimore                    285,714        285,714

Gary Knisely                        285,714        285,714